Sproule
U.S. LIMITED

Geological, Geophysical and Petroleum Engineering Consultants

Executive Officers and Managers
K.H. Crowther*, B.S., P.Eng., *President*
R.K. MacLeod*, B.S., P.Eng., *Executive Vice-President*
H.J. Helwerda*, B.Sc., P.Eng., *Sr. Vice-President, Engineering*
K.P. McDonald, C.A., *Controller*

*Director

CONSENT OF SPROULE ASSOCIATES INC.

We hereby consent to the reference to our firm, in the context in which they appear, and to our reserve estimates as of January 1, 2006, included in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006, as well as in the notes to the financial statements included therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138704) of the references to our firm, in the context in which they appear, and to our reserve estimates as of January 1, 2006, which are incorporated by reference in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006, as well as in the notes to the financial statements included therein.

Sincerely,

Original signed by Ken H. Crowther, P.Eng.

Ken H. Crowther, P.Eng.
President

March 22, 2007

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900, 140 Fourth Ave SW; Calgary AB T2P 3N3 Canada; Tel: (403) 294-5500, Fax: (403) 294-5590
Toll Free: 1-877-777-6135
info@sproule.com, www.sproule.com